     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 1995


                                                       REGISTRATION NO. 33-56637
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 6

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 NS GROUP, INC.
                             AND OTHER REGISTRANTS
                     (SEE TABLE OF ADDITIONAL REGISTRANTS)

                                    KENTUCKY
                          (STATE OR OTHER JURISDICTION
                       OF INCORPORATION OR ORGANIZATION)

                                      3312
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   61-0985936
                                 (IRS EMPLOYER
                             IDENTIFICATION NUMBER)

                            NINTH AND LOWELL STREETS
                            NEWPORT, KENTUCKY 41072
                                 (606) 292-6809
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                 JOHN R. PARKER
                         VICE PRESIDENT, TREASURER AND
                            CHIEF FINANCIAL OFFICER
                            NINTH AND LOWELL STREETS
                            NEWPORT, KENTUCKY 41072
                                 (606) 292-6809
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                        COPIES OF ALL CORRESPONDENCE TO:

                              WILLIAM F. SEABAUGH
                                   BRYAN CAVE
                            ONE METROPOLITAN SQUARE
                          211 N. BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                                GARY L. SELLERS
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000

                            ------------------------

                                       STATE OR OTHER JURISDICTION OF       I.R.S. EMPLOYER
  NAME OF ADDITIONAL REGISTRANTS       INCORPORATION OR ORGANIZATION     IDENTIFICATION NUMBER
- -----------------------------------    ------------------------------    ---------------------
Erlanger Tubular Corporation                      Oklahoma                     73-1281150
Imperial Adhesives, Inc.                            Ohio                       31-1070331
Koppel Steel Corporation                        Pennsylvania                   25-1635833
Newport Steel Corporation                         Kentucky                     61-1116686
Northern Kentucky Air, Inc.                       Kentucky                     62-1208414
Northern Kentucky Management, Inc.                Kentucky                     61-1014963

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

IF ANY OF THE SECURITIES REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED
                              OR CONTINUOUS BASIS


 PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX
                                      /X/



IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT
                                 TO RULE 462(B)


UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES
                                ACT REGISTRATION


 STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME
                                 OFFERING. / /



 IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER
                                      THE


SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION
                              STATEMENT NUMBER OF


    THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /



   IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434,


                      PLEASE CHECK THE FOLLOWING BOX. / /


                            ------------------------


                        CALCULATION OF REGISTRATION FEE


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------

[CAPTION]

                                                                                                             PROPOSED
                                                                                      PROPOSED               MAXIMUM
                 TITLE OF EACH CLASS OF                       AMOUNT TO               MAXIMUM               AGGREGATE
              SECURITIES TO BE REGISTERED                   BE REGISTERED        OFFERING PRICE(1)      OFFERING PRICE(1)
- ----------------------------------------------------------------------------------------------------------------------------
Units(2)................................................                 (3)                 (3)           $125,000,000
- ----------------------------------------------------------------------------------------------------------------------------
Senior Secured Notes due 2003(2)........................                 (5)               --                        --
- ----------------------------------------------------------------------------------------------------------------------------
Warrants(2).............................................        1,550,000                  --                        --
- ----------------------------------------------------------------------------------------------------------------------------
Common Stock(5).........................................        1,550,000(6)           $3.875(7)           $  6,006,250
- ----------------------------------------------------------------------------------------------------------------------------
Guarantee(8)............................................               --                  --                        --
- ----------------------------------------------------------------------------------------------------------------------------
       Total................................................................................................................
- ----------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------

                 TITLE OF EACH CLASS OF                         AMOUNT OF
              SECURITIES TO BE REGISTERED                    REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------
Units(2)................................................        $   43,104(4)
- ----------------------------------------------------------------------------------------------------------------------------
Senior Secured Notes due 2003(2)........................                --
- ----------------------------------------------------------------------------------------------------------------------------
Warrants(2).............................................                --
- ----------------------------------------------------------------------------------------------------------------------------
Common Stock(5).........................................        $    2,071(4)
- ----------------------------------------------------------------------------------------------------------------------------
Guarantee(8)............................................                --
- ----------------------------------------------------------------------------------------------------------------------------
       Total............................................        $   45,175(4)
- ----------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Each Unit will consist of one Senior Secured Note and      Warrants, each
    Warrant evidencing the right to purchase one share of Common Stock. The Senior Secured Notes and Warrants will be offered only in Units.


(3) Number of Units omitted pursuant to Rule 457(o).



(4) Previously paid.



(5) Issuable upon exercise of Warrants.



(6) Also registered hereby is an indeterminate number of shares of Common Stock issuable upon exercise of Warrants as a result of antidilution provisions contained therein.



(7) Calculated pursuant to Rule 457(c).



(8) Pursuant to Rule 457(a), no separate fee is being paid with respect to this Guarantee.

   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated (except for the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee) fees and expenses in connection with the offering described in this Registration Statement.


     Securities and Exchange Commission registration fee...................    $ 45,175
     National Association of Securities Dealers filing fee.................      13,000
     Trustee fees..........................................................       5,000
     Blue sky filing and counsel fees and expenses.........................      25,000
     Printing and engraving expenses.......................................     150,000
     Accountants' fees and expenses........................................     130,500
     Legal fees and expenses...............................................     548,000
     Rating agency fees....................................................      50,000
     Miscellaneous.........................................................       8,325
                                                                               --------
               Total.......................................................    $975,000
                                                                               =========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 271B.8-500 to 271B.8-589 of the Kentucky Business Corporation Act; provides that, subject to restrictions contained in the statute, a corporation may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan. A person, who has been successful on the merits or otherwise in any suit or matter covered by the indemnification statute, shall be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Indemnification is authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or if such a quorum cannot be obtained, by a majority vote of a committee of the board, duly designated to so act by a majority of the full board, consisting solely of two or more directors who are not parties to the action; or by special legal counsel selected by the board or a committee thereof; or by the shareholders who are not parties to such action, suit or proceeding. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written affirmation by the director of his good faith belief that he has met the applicable standard of conduct required, a written undertaking by or on behalf of the director to repay such advance if it is ultimately determined that he did not meet the standard of conduct, and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. The indemnification provided by statute shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, which shall inure to the benefit of the heirs, executors and administrators of such a person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if he had served the resulting or surviving corporation in the same capacity.

     The By-Laws of the Company provide for indemnification of directors and officers of the Company to the maximum extent permitted by the Kentucky Business Corporation Act.

     Statutory indemnification provisions in the states where the other subsidiaries of the Company are incorporated, as well as in the bylaws of those subsidiaries, may also provide for indemnification of the directors and officers.

     Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify any person who is or has been a director, employee or agent of that corporation, or of another corporation at the request of that corporation, against expenses (including attorneys fees) actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he was, is or may be made a party because of being or having been such director, officer, employee or agent, provided that such person is determined to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; that, in the case of an action or suit by or in the right of the corporation, (i) no negligence or misconduct shall have been adjudged unless a court determines that such person is fairly and reasonably entitled to indemnity, and (ii) the action or suit is not one in which the only liability asserted against such director relates to unlawful loans, dividends and distributions of assets; and that, in the case of a criminal matter, such person is determined to have had no reasonable cause to believe that his conduct was unlawful. In any case, to the extent that such person has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified. Section 1701.13(E) further provides that unless a corporation has specifically elected to the contrary in its articles of incorporation or code of regulations, expenses incurred by a director in defending such an action, suit or proceeding shall be paid by the corporation as they are incurred in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (i) to repay such amounts if it is proved by clear and convincing evidence in a court of competent jurisdiction that such director acted, or failed to act, with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and (ii) reasonably to cooperate with the corporation concerning said action, suit or proceeding. The indemnification authorized by the statute is not be exclusive of any other rights that directors, officers or employees may have.

     The Code of Regulations of Imperial Adhesives, Inc., an Ohio corporation, provides for indemnification of any officer or director under the same circumstances as defined in the Ohio Revised Code.

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law provides that a corporation may indemnify any person, including its directors, officers and employees who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the corporation) by reason of the fact that he is or was a representative of or serving at the request of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceedings if he is determined by the board of directors, or in certain circumstances by independent legal counsel to the shareholders, to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reason to believe his conduct was unlawful. In the case of actions by or in the right of the corporation, indemnification is not permitted in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation except to the extent a court determines that the person is fairly and reasonably entitled to indemnification. In any case, to the extent that the person has been successful on the merits or otherwise in defense of any claim, issue or matter, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith. Expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking to repay the amount if it is ultimately determined that he is not entitled to be indemnified. Subchapter D also provides that the indemnification permitted or required by Subchapter D is not exclusive of any other rights to which a person seeking indemnification may be entitled.

     The Bylaws of Koppel Steel Corporation, a Pennsylvania corporation, provide that the corporation shall to the full extent permitted by, and in accordance with the provisions of the Pennsylvania Business Corporation Law, indemnify each director or officer of the corporation.

     Section 1031 of the Oklahoma General Corporation Act permits (and the Registrant's Certificate of Incorporation and Bylaws, which are incorporated by reference herein, authorize) indemnification of directors and officers of the Registrant and officers and directors of another corporation, partnership, joint venture, trust or other enterprise who serve at the request of the Registrant, against expenses, including attorneys fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of the Registrant or at the request of the Registrant, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem property. To the extent that an officer or director is successful on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

     The directors and officers of the Company and its subsidiaries are insured under a policy of directors' and officers' liability insurance.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The exhibits and consolidated financial statements schedule filed as part of this Registration Statement are as follows:

    (a)   Exhibits.
          See Index to Exhibits.

    (b)   Consolidated Financial Statement Schedule.
          Report of Independent Public Accountants....................................    S-1
          Schedule II -- Valuation and Qualifying Accounts............................    S-2

     All other consolidated financial statement schedules are omitted due to the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions of Item 14 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant's hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (c) The undersigned registrant hereby undertakes:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;



          (i) To include any prospectus required by Section 10(a)(3) of the, Securities Act of 1933;



          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, In the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.



          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the, initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a,continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities

     Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky, on July 19, 1995.


                                            NS GROUP, INC.
                                            (Registrant)

                                            By:/s/  JOHN R. PARKER
                                              John R. Parker
                                              Vice President, Treasurer and
                                               Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clifford R. Borland and John R. Parker and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 19, 1995.


                  SIGNATURE                                          TITLE
- ---------------------------------------------     --------------------------------------------

  CLIFFORD R. BORLAND*                            Director, President and Chief Executive
Clifford R. Borland                               Officer

  PATRICK J. B. DONNELLY*                         Director
Patrick J. B. Donnelly

  JOHN B. LALLY*                                  Director
John B. Lally

  R. GLEN MAYFIELD*                               Director
R. Glen Mayfield

  RONALD R. NOEL*                                 Director and Vice President
Ronald R. Noel

  /s/  JOHN R. PARKER                             Vice President, Treasurer and Chief
John R. Parker                                    Financial Officer (Principal Financial and
                                                  Accounting Officer)

* By:/s/  JOHN R. PARKER
       John R. Parker
       Attorney-In-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky, on July 19, 1995.


                                            NEWPORT STEEL CORPORATION
                                            (Registrant)

                                            By: /s/  JOHN R. PARKER
                                              John R. Parker
                                              Treasurer (Principal Financial and
                                                Accounting Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clifford R. Borland and John R. Parker and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 19, 1995.


                  SIGNATURE                                          TITLE
- ---------------------------------------------     --------------------------------------------

  CLIFFORD R. BORLAND*                            Director
Clifford R. Borland

  RONALD R. NOEL*                                 President
Ronald R. Noel

  /s/  JOHN R. PARKER                             Treasurer (Principal Financial and
John R. Parker                                    Accounting Officer)

* By:/s/  JOHN R. PARKER
       John R. Parker
       Attorney-In-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky, on July 19, 1995.


                                            KOPPEL STEEL CORPORATION
                                            (Registrant)

                                            By: /s/  JOHN R. PARKER
                                              John R. Parker
                                              Treasurer (Principal Financial and
                                                Accounting Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clifford R. Borland and John R. Parker and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 19, 1995.


                  SIGNATURE                                          TITLE
- ---------------------------------------------     --------------------------------------------

  CLIFFORD R. BORLAND*                            Director
Clifford R. Borland

  PAUL C. BORLAND, JR.*                           President
Paul C. Borland, Jr.

  /s/  JOHN R. PARKER                             Treasurer (Principal Financial and
John R. Parker                                    Accounting Officer)

* By:/s/  JOHN R. PARKER
       John R. Parker
       Attorney-In-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky, on July 19, 1995.


                                            ERLANGER TUBULAR CORPORATION
                                            (Registrant)

                                            By:/s/ JOHN R. PARKER
                                              John R. Parker
                                              Treasurer (Principal Financial and
                                               Accounting Manager)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clifford R. Borland and John R. Parker and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 19, 1995.


                  SIGNATURE                                          TITLE
- ---------------------------------------------     --------------------------------------------

  CLIFFORD R. BORLAND*                            Director and President
Clifford R. Borland

  /s/  JOHN R. PARKER                             Treasurer (Principal Financial and
John R. Parker                                    Accounting Manager)

* By:/s/  JOHN R. PARKER
       John R. Parker
       Attorney-In-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky, on July 19, 1995.


                                            IMPERIAL ADHESIVES, INC.
                                            (Registrant)

                                            By:/s/ JOHN R. PARKER
                                              John R. Parker
                                              Treasurer (Principal Financial and
                                               Accounting Manager)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clifford R. Borland and John R. Parker and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 19, 1995.


                  SIGNATURE                                          TITLE
- ---------------------------------------------     --------------------------------------------

  CLIFFORD R. BORLAND*                            Director
Clifford R. Borland

  ROBERT D. JOHNSON*                              President
Robert D. Johnson

  /s/  JOHN R. PARKER                             Treasurer (Principal Financial and
John R. Parker                                    Accounting Manager)

* By:/s/  JOHN R. PARKER
       John R. Parker
       Attorney-In-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky, on July 19, 1995.


                                            NORTHERN KENTUCKY AIR, INC.
                                            (Registrant)

                                            By:/s/ JOHN R. PARKER
                                              John R. Parker
                                              Treasurer (Principal Financial and
                                               Accounting Manager)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clifford R. Borland and John R. Parker and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 19, 1995.


                  SIGNATURE                                          TITLE
- ---------------------------------------------     --------------------------------------------

  CLIFFORD R. BORLAND*                            Director and President
Clifford R. Borland

  /s/  JOHN R. PARKER                             Treasurer (Principal Financial and
John R. Parker                                    Accounting Manager)

* By:/s/  JOHN R. PARKER
       John R. Parker
       Attorney-In-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky, on July 19, 1995.


                                            NORTHERN KENTUCKY MANAGEMENT, INC.
                                            (Registrant)

                                            By:/s/ JOHN R. PARKER
                                              John R. Parker
                                              Treasurer (Principal Financial and
                                               Accounting Manager)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clifford R. Borland and John R. Parker and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 19, 1995.


                  SIGNATURE                                          TITLE
- ---------------------------------------------     --------------------------------------------

  CLIFFORD R. BORLAND*                            Director and President
Clifford R. Borland

  /s/  JOHN R. PARKER                             Treasurer (Principal Financial and
John R. Parker                                    Accounting Manager)

* By:/s/  JOHN R. PARKER
       John R. Parker
       Attorney-In-Fact

                   CONSOLIDATED FINANCIAL STATEMENT SCHEDULES

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To NS Group, Inc.:

     We have audited in accordance with generally accepted auditing standards the consolidated financial statements of NS Group, Inc. and subsidiaries included in this registration statement and have issued our report thereon dated October 31, 1994. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in Item 16(b) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

Cincinnati, Ohio                            ARTHUR ANDERSEN LLP
October 31, 1994

                                                                     SCHEDULE II

                        NS GROUP, INC. AND SUBSIDIARIES
                         ------------------------------

                       VALUATION AND QUALIFYING ACCOUNTS

                             (Dollars in thousands)

                                                                  Reserves Deducted from
                                                                 Assets in Balance Sheets
                                                               ----------------------------
                                                                Allowance
                                                                   for          Allowance
                                                                Doubtful         for Cash
                                                               Accounts(1)     Discounts(1)
                                                               -----------     ------------
BALANCE, September 28, 1991................................      $ 1,138         $     97
  Additions:
     Charged to costs and expenses.........................          632            1,903
  Deductions:
     Net charges of nature for which
       reserves were created...............................         (463)          (1,792)
                                                               -----------     ------------
BALANCE, September 26, 1992................................      $ 1,307         $    208
  Additions:
     Charged to costs and expenses.........................          572            2,338
  Deductions:
     Net charges of nature for which
       reserves were created...............................       (1,060)          (2,293)
                                                               -----------     ------------
BALANCE, September 25, 1993................................      $   819         $    253
  Additions:
     Charged to costs and expenses.........................          343            2,298
  Deductions:
     Sale of subsidiary....................................         (305)              --
     Net charges of nature for which
       reserves were created...............................         (220)          (2,245)
                                                               -----------     ------------
BALANCE, September 24, 1994................................      $   637         $    306
                                                               ============    =============

- ---------------

(1) Deducted from accounts receivable

                               INDEX TO EXHIBITS


                                                                                   SEQUENTIAL
 EXHIBIT                                                                              PAGE
  NUMBER                                 DESCRIPTION                                 NUMBER
- ----------  ---------------------------------------------------------------------- ----------
    1.1*    Form of Underwriting Agreement between NS Group, Inc. (the "Company")
            and Chemical Securities Inc. and CS First Boston Corporation
    3.1*    Amended and Restated Articles of Incorporation of the Company, filed
            January 11, 1990
    3.2     Amended and Restated By-laws of the Company, dated November 14, 1991, filed as Exhibit 3(b) to Company's Form 10-K for the fiscal year ended
            September 28, 1991, File No. 1-9383, and incorporated herein by this reference
    3.3*    Articles of Incorporation of Erlanger Tubular Corporation
            ("Erlanger"), as amended June 4, 1987
    3.4*    Code of Regulations of Erlanger, as amended January 2, 1990
    3.5*    Articles of Incorporation of Imperial Adhesives, Inc. ("Imperial"), as
            amended March 27, 1986
    3.6*    Code of Regulations of Imperial, as amended December 11, 1989
    3.7*    Articles of Incorporation of Koppel Steel Corporation ("Koppel"),
            dated July 9, 1990
    3.8*    Bylaws of Koppel, as amended January 2, 1990
    3.9*    Articles of Incorporation of Newport Steel Corporation ("Newport"), as
            amended April 15, 1987
    3.10*   Bylaws of Newport, as amended January 2, 1990
    3.11*   Articles of Incorporation of Northern Kentucky Air, Inc., dated March
            3, 1984
    3.12*   Bylaws of Northern Kentucky Air, Inc., as amended January 2, 1990
    3.13*   Articles of Incorporation of Northern Kentucky Management, Inc., dated
            May 21, 1981
    3.14*   Bylaws of Northern Kentucky Management, Inc., as amended January 2,
            1990
    4.1*    Form of Indenture (including form of Senior Secured Note) between the
            Company and Huntington National Bank, as trustee (the "Trustee")
    4.2*    Form of Leasehold and Fee Mortgage, Assignment of Rents and Leases and
            Security Agreement from Newport to the Trustee (Kentucky)
    4.3*    Form of Mortgage, Assignment of Rents and Leases and Security
            Agreement from Koppel to the Trustee (Pennsylvania)
    4.4*    Form of Deed of Trust, Assignment of Rents and Leases and Security
            Agreement from Koppel to the Trustee (Texas)
    4.5*    Form of Leasehold Mortgage, Assignment of Rents and Leases and
            Security Agreement from Erlanger to the Trustee (Oklahoma)
    4.6*    Form of Junior Leasehold and Fee Mortgage, Assignment of Rents and
            Leases and Security Agreement from Newport to the Company (Kentucky)
    4.7*    Form of Junior Mortgage, Assignment of Rents and Leases and Security
            Agreement from Koppel to the Company (Pennsylvania)
    4.8*    Form of Junior Deed of Trust, Assignment of Rents and Leases and
            Security Agreement from Koppel to the Company (Texas)
    4.9*    Form of Junior Leasehold Mortgage, Assignment of Rents and Leases and
            Security Agreement from Erlanger to the Company (Oklahoma)


    4.10*   Form of Subsidiary Security Agreement between Newport and the Trustee

                                                                                   SEQUENTIAL
 EXHIBIT                                                                              PAGE
  NUMBER                                 DESCRIPTION                                 NUMBER
- ----------  ---------------------------------------------------------------------- ----------
    4.11*   Form of Subsidiary Security Agreement between Koppel and the Trustee
    4.12*   Form of Subsidiary Security Agreement between Erlanger and the Trustee
    4.13*   Form of ICN Security Agreement between Newport and the Company
    4.14*   Form of ICN Security Agreement between Koppel and the Company
    4.15*   Form of ICN Security Agreement between Erlanger and the Company
    4.16*   Form of Pledge and Security Agreement between the Company and the
            Trustee
    4.17*   Form of Subsidiary Guarantee
    4.18*   Form of Intercreditor Agreement between the Trustee and the Bank of
            New York Commercial Corporation, as agent under the Credit Facility
    4.19*   Form of Agreement between the Trustee Koppel, and the Commonwealth of
            Pennsylvania, Department of Commerce
    4.20*   Form of Subordination Agreement between the Trustee and the City of
            Dayton, Kentucky
    4.21*   Form of Revolving Credit, Guaranty and Security Agreement among Bank of New York Commercial Corporation, PNC Bank Ohio, N.A., Newport,
            Koppel, Imperial, the Company, Erlanger, Northern Kentucky Air, Inc.
            and Northern Kentucky Management, Inc.
    4.22*   Form of Warrant Agreement between the Company and The Huntington
            National Bank, as warrant agent.
    5.1     Opinion of Bryan Cave
   10.1     Company's Amended Employee Incentive Stock Option Plan, filed as
            Exhibit 10(a) to Company's Form 10-K for the fiscal year ended
            September 30, 1989, File No. 1-9838, and incorporated herein by this reference
   10.2     Company's Executive Bonus Plan, filed as Schedule B to Exhibit 10.4 to
            Company's Registration Statement on Form S-18, File No. 2-90643, and
            incorporated herein by this reference
   10.3     Company's Non-Qualified Stock Option and Stock Appreciation Rights
            Plan of 1988, filed as Exhibit 1 to Company's Proxy Statement dated
            January 13, 1989, File No. 1-9838, and incorporated herein by this reference
   10.4     Rights Agreement dated as of November 17, 1988 between Company and
            Pittsburgh National Bank, filed as Exhibit 1 to Company's Form 8-K dated November 17, 1988, File No. 1-9838, and incorporated herein by this reference, and Appointment and Amendment Agreement dated July 29,
            1994 between Registrant and Registrar and Transfer Company, filed as
            Exhibit 10(d) to Company's Form 10-Q dated May 29, 1994, File No.
            1-9838, and incorporated herein by reference
   10.5     Company's 1993 Incentive Stock Option Plan, filed as Exhibit 1 to
            Company's Proxy Statement dated December 22, 1992, File No. 1-9838, and incorporated herein by this reference
   10.6     Transfer Agreement, dated September 29, 1993, filed on September 28,
            1993 as Exhibit 10.2 to the Amendment No. 2 to the Registration
            Statement on Form S-1 of Kentucky Electric Steel, Inc., File No.
            33-67140, and incorporated herein by this reference
   10.7     Tax Agreement, dated October 6, 1993, by and among NS Group, Inc.,
            Kentucky Electric Steel, Inc. and NSub I, Inc. (formerly Kentucky
            Electric Steel Corporation), filed as Exhibit 10(h) to Company's Form
            10-K for the fiscal year ended September 25, 1993, File No. 1-9383, and incorporated herein by this reference

                                                                                   SEQUENTIAL
 EXHIBIT                                                                              PAGE
  NUMBER                                 DESCRIPTION                                 NUMBER
- ----------  ---------------------------------------------------------------------- ----------
   10.8     Registration Rights Agreement dated October 6, 1993 among Kentucky
            Electric Steel, Inc., NS Group, Inc. and NSub I, Inc. (formerly
            Kentucky Electric Steel Corporation), filed as Exhibit 10(i) to
            Company's Form 10-K for fiscal year ended September 25, 1993, File No.
            1-9383, and incorporated herein by this reference
   10.9     Form of 11% Subordinated Convertible Debenture due 2005, filed as
            Exhibit 4.1 to Company's Form 8-K dated October 18, 1990, File No.
            1-9838, and incorporated herein by this reference
   10.10    Form of Warrant dated October 4, 1990, filed as Exhibit 4.2 to
            Company's Form 8-K dated October 18, 1990, File No. 1-9838, and incorporated herein by reference; and First Amendment to Warrant dated
            September 26, 1992, filed as Exhibit 4(c) to Company's Form 10-K for the fiscal year ended September 26, 1992, File No. 1-9838, and incorporated herein by this reference
   12.1*    Computation of Earnings to Fixed Charges
   21.1*    Subsidiaries of the Company
   23.1     Consent of Arthur Andersen LLP
   23.2     Consent of Bryan Cave is included in the opinion of Bryan Cave, filed as Exhibit 5.1
   24.1     Powers of Attorney (reference is made to the signature page of this
            Registration Statement)
   25.1*    Statement of Eligibility of Trustee under the Trust Indenture Act of
            1939 on Form T-1
   27       Financial Data Schedule, filed as Exhibit 27 to Company's Form 10-Q for the fiscal quarter ended April 1, 1995, File No. 1-9838, and incorporated herein by this reference

- ---------------
*Previously Filed